               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 49 to the Registration Statement (Form N-1A) (No. 2-60770) of Delaware Group Cash Reserve of our report dated May 9, 2003, included in the 2003 Annual Report to shareholders.


                                                           Ernst & Young LLP
                                                           -----------------
                                                           Ernst & Young LLP

Philadelphia, Pennsylvania
May 27, 2003